NEWS RELEASE

Investor/Media Contact:
Andrew P. Hines, 973-515-1853
Email: IR@gentek-global.com

GenTek Inc. Announces Agreement To Acquire The Assets Of The Precision Engine Products
Corporation

PARSIPPANY, N.J., June 30, 2006 – GenTek Inc. (NASDAQ:GETI) announced today that it has executed a purchase agreement to acquire the assets of Precision Engine Products Corporation, a wholly owned subsidiary of Stanadyne Corporation of Windsor, CT. Precision Engine Products is dedicated principally to the manufacturing of hydraulic lash adjusters and die cast aluminum rocker arm assemblies utilized in valve-train systems for both OEM and after-market applications to the global automotive and light duty truck markets. Hydraulic lash adjusters and die cast aluminum rocker arm assemblies are complementary to products manufactured and marketed by GT Technologies of Westland, Michigan, an operating division of GenTek Inc. Precision Engine Products has approximately 230 employees primarily located in manufacturing facilities in Tallahassee, Florida and Curitiba, Brazil.

The purchase price of the transaction is $25 Million cash, plus a working capital adjustment and the potential of an earn out for Stanadyne of $10 Million, twelve months following transaction close, based on certain performance metrics being achieved post closing. The transaction is expected to close by the end of July 2006.

Commenting on the transaction, Greg Gilbert, Vice President and General Manager of GT Technologies noted “This transaction strengthens our market position with our present customer base by adding hydraulic lash adjusters and die cast aluminum rocker arm assemblies to our product portfolio and accelerates our geographic reach into new customers and suppliers located in Europe, South America and Asia.” William E. Redmond, Jr., GenTek’s President and Chief Executive Officer added, “We expect this transaction to be accretive to GenTek shareholders within a year following the closing. Moreover, this strategic investment in our valve-train business will further drive GenTek shareholder value creation through improved cash flows and operating efficiencies as well as strengthening our long-term prospects in the automotive and light duty truck categories globally.”

About GenTek Inc.

GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers. GenTek operates over 60 manufacturing facilities and technical centers and has approximately 6,500 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com.

Forward-looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.